UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

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MSCI Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement

On January 26, 2024, MSCI Inc. (the “Company”), the lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”), amending and restating in its entirety the Amended and Restated Credit Agreement (the “Existing Credit Agreement”), dated as of June 9, 2022, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, and the other parties thereto. The Credit Agreement makes available to the Company an aggregate of $1,250.0 million of revolving loan commitments, which may be drawn until January 26, 2029. The revolving loans under the Credit Agreement were drawn at closing in an amount sufficient to prepay all term loans outstanding under the Existing Credit Agreement. The obligations under the Credit Agreement are general unsecured obligations of the Company.

Interest on the revolving loans under the Credit Agreement accrues, at a variable rate, based on the secured overnight funding rate (“SOFR”) or the alternate base rate (“Base Rate”), plus, in each case, an applicable margin to be determined based on the credit ratings of the Company’s senior, unsecured long-term debt and will be due on each Interest Payment Date (as defined in the Credit Agreement). So long as the credit rating for the Company’s senior, unsecured long-term debt is set at BBB-/BBB- by each of S&P and Fitch, respectively, the applicable margin is 0.50% for Base Rate loans, and 1.50% for SOFR loans.

The Credit Agreement also contains customary events of default, representations and warranties and covenants, including, among other things, covenants that restrict the ability of the subsidiaries of the Company to incur certain additional indebtedness and restrict the ability of the Company and its subsidiaries to create or permit liens on assets, engage in sale/leasebacks transactions or engage in mergers or consolidations. The Credit Agreement also requires the Company to maintain (i) a maximum Consolidated Leverage Ratio (as defined in the Credit Agreement) measured quarterly on a rolling four-quarter basis not to exceed 4.25:1.00 (or 4.50:1.00 for four fiscal quarters following a material acquisition) and (ii) a minimum Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) measured quarterly on a rolling four-quarter basis of at least 4.00:1.00.

The obligations under the Credit Agreement are not guaranteed by any subsidiary of the Company. Prior to the termination of the Existing Credit Agreement, certain subsidiaries of the Company (the “Subsidiary Guarantors”) guaranteed the Company’s obligations under (i) the Existing Credit Agreement, (ii) the Indenture, dated as of November 7, 2019, among the Company, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as trustee (the “Trustee”), governing the Company’s 4.000% Senior Notes due 2029, (iii) the Indenture, dated as of March 4, 2020, among the Company, the subsidiary guarantors party thereto and the Trustee, governing the Company’s 3.625% Senior Notes due 2030, (iv) the Indenture, dated as of May 26, 2020, among the Company, the subsidiary guarantors party thereto and the Trustee governing the Company’s 3.875% Senior Notes due 2031, (v) the Indenture, dated as of May 14, 2021, among the Company, the subsidiary guarantors party thereto and the Trustee governing the Company’s 3.625% Senior Notes due 2031 and (vi) the Indenture, dated as of August 17, 2021, among the Company, the subsidiary guarantors party thereto and the Trustee, governing the Company’s 3.250% Senior Notes due 2033 (such indenture, together with the indentures governing the 4.000% Senior Notes due 2029, 3.625% Senior Notes due 2030, 3.875% Senior Notes due 2031 and 3.625% Senior Notes due 2031, collectively, the “Indentures”). Upon the termination of the Existing Credit Agreement on January 26, 2024, the Subsidiary Guarantors were released from their guarantees under the Existing Credit Agreement and the Indentures.

The proceeds of the revolving loans will be used for general corporate purposes (including, working capital and acquisitions and other transactions permitted under the Credit Agreement).

The lenders, joint lead arrangers and bookrunners and/or agents under the Credit Agreement, and certain of their affiliates, have engaged in, and/or in the future may engage in, banking and other transactions with the Company, including previous credit facilities. These parties have received or may receive in the future customary fees and expense reimbursement in connection with these services.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On January 26, 2024, in accordance with the terms of the Indentures, each of the Subsidiary Guarantors was released from its guarantees under the Indentures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Second Amended and Restated Credit Agreement, dated as of January 26, 2024, among MSCI Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer and the other lenders party thereto.
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date:	January 29, 2024	By:	/s/ Henry A. Fernandez
		Name:	Henry A. Fernandez
		Title:	Chairman and Chief Executive Officer